EXHIBIT   5
                       Jones, Walker
                  Waechter, Poitevent
               Carrere & Denegre, L.L.P.

                        November 12 1996

Superior Energy Services, Inc.
1503 Engineers Road
P. O. Box 6220
New Orleans, Louisiana 70174

Dear Sirs:

      We  have  acted as your counsel in connection
with the preparation  of the registration statement
on Form SB-2 (the "Registration  Statement")  filed
by  you with the Securities and Exchange Commission
on the  date  hereof, with respect to the offer and
sale of shares of common stock, $.001 par value per
share  (the "Shares"),  upon  exercise  of  certain
Class  A   and  Class  B  Redeemable  Common  Stock
Purchase Warrants  previously  issued  by  Superior
Energy  Services,  Inc.  (the  "Company").   In  so
acting,  we  have examined original, or photostatic
or certified copies, of the Warrant Agreement dated
July  7,  1992  and  the  Warrant  Agreement  dated
December  12,  1995   (collectively,  the  "Warrant
Agreements") and such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

      Based  upon  the foregoing,  we  are  of  the
opinion that the Shares,  when issued in accordance
with  the  terms  and  conditions  of  the  Warrant
Agreements,  shall  be  duly   authorized,  validly
issued, fully paid and non-assessable shares of the Company's common stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal
Matters" as counsel for the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                          Very truly yours,

                          /s/ Jones, Walker, Waechter,
                               Poitevent, Carrere
                                  & Denegre, L.L.P.


                          JONES, WALKER, WAECHTER,
                          POITEVENT, CARRERE  & DENEGRE, L.L.P.